Exhibit 99.1

SurModics Reports Second Quarter Fiscal Year 2012 Results

  8% GAAP revenue decline; 4% Non-GAAP revenue growth
  $0.11 GAAP EPS; $0.14 Non-GAAP EPS
  Confirms Full Year 2012 Outlook
  Announces new $50 million share repurchase program

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--May 8, 2012--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2012 second quarter.

NOTE: Unless otherwise noted financial information presented excludes the $0.2 million fiscal 2012 second quarter loss associated with discontinued operations of our former Pharmaceuticals business.

“We are pleased to report another solid quarter of performance,” stated Gary Maharaj, President and Chief Executive Officer of SurModics. “Our core businesses, excluding Cypher, generated record non-GAAP operating income during the quarter driven by our ongoing initiatives to strengthen our operations, including efforts to improve our cost structure.”

“Although, we saw modest revenue growth, we continue to have success developing new products, attracting new customers and positioning ourselves in the highest growing medical device market segments. We continue to be confident in our ability to achieve long-term sustainable double-digit growth.”

Second Quarter FY 2012 Summary

Revenue for the second quarter totaled $12.2 million, an 8% decline from the $13.3 million reported in the second quarter of last year. Diluted earnings per share from continuing operations was $0.11 for the second quarter compared to $0.16 for the same period last year. Diluted earnings per share, including discontinued operations, was $0.10 for the second quarter.

Results for the fiscal 2012 second quarter, when compared with the fiscal 2011 second quarter, were impacted by a $1.6 million decline in royalty and product revenue associated with Cypher and Cypher Select Plus drug eluting stents, products which are no longer marketed by Cordis. In addition, during the second quarter of 2012 the Company recorded an $0.8 million impairment loss on our OctoPlus equity investment.

Excluding the impact of Cypher, revenue increased 4% from the year ago period. Adjusting for Cypher items and the OctoPlus impairment, non-GAAP diluted earnings per share from continuing operations in the second quarter was $0.14 compared with $0.11 last year.

Medical Device Q2 FY 2012 Highlights

On a GAAP basis, revenue for the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $8.8 million, down 12% from the prior year period. Second quarter hydrophilic coating revenue of $8.7 million was flat compared with the year ago period. Excluding the impact of Cypher, Medical Device revenue grew 5% from the year ago period.

Medical Device generated $4.1 million of operating income during the quarter, a 12% decline from last year. Excluding Cypher, Medical Device operating income grew 34% from the year ago period.

Additional Medical Device highlights during the quarter include:

  Three medical device customers launched new products during the second quarter utilizing SurModics hydrophilic coatings
  Double-digit hydrophilic royalty growth in key medical device growth segments – neurovascular, peripheral vascular and transcatheter valves
  Medtronic received FDA approval for its Resolute Integrity Drug-Eluting Stent (DES) delivery system, which utilizes a SurModics hydrophilic coating

In Vitro Diagnostics Q2 FY 2012 Highlights

For the second quarter, our In Vitro Diagnostics (“IVD”) revenue was $3.5 million, up 3% compared with the second quarter of fiscal 2011. The IVD business unit generated $1.3 million of operating income during the second quarter, an 8% increase from the year ago period.

Additional In Vitro Diagnostic highlights during the quarter include:

  Six consecutive quarters of year-on-year product revenue growth
  Introduction of our StabilBlot product family for blotting applications
  Addition of five new diagnostic test kit manufacturer customers
  Launch of our updated web-site and e-commerce channel

Board of Directors Authorizes Stock Repurchase Program

The Company has announced that its Board of Directors has authorized the repurchase of up to $50 million of its outstanding common stock. The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the Company’s stock price, economic and market conditions, alternative uses of capital and corporate and regulatory requirements. The repurchases may be effected through open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, tender offers, or by any combination of such methods. This authorization is in addition to the $5.3 million that remains under the November 2007 share repurchase authorization. This new repurchase program does not have a fixed expiration date.

Commenting on the share repurchase program, Maharaj stated, “The decision to authorize a share repurchase at this time reflects the confidence of our Board of Directors in the Company’s long-term growth potential, strong balance sheet and cash flows.” He added, “We are committed to funding our strategies to strengthen and expand our core to deliver long-term value creation. Additionally, our Board will continue to review all methods for returning cash to shareholders including share repurchases and dividends.”

Live Webcast

SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the second quarter results. To access the webcast go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4535175. The audio replay will be available beginning at 8:00 p.m. ET on Tuesday, May 8, until 8:00 p.m. ET on Tuesday, May 15.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, and timing and ability to repurchase shares under the share repurchase program, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions, possible adverse impacts on our cash flows and competing cash needs could impact the ability and timing of repurchases under the share repurchase program, and (3) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$6,283	$7,643	$12,893	$15,160
Product sales	5,067	5,128	9,701	9,577
Research and development	860	563	1,532	1,119
Total revenue	12,210	13,334	24,126	25,856
Operating costs and expenses
Product costs	1,615	1,849	3,205	3,412
Research and development	3,512	3,800	7,150	6,305
Selling, general and administrative	3,394	3,473	6,860	7,197
Restructuring charges	―	―	―	609
Total operating costs and expenses	8,521	9,122	17,215	17,523
Operating income from continuing operations	3,689	4,212	6,911	8,333

Investment income	305	375	451	559
Impairment loss on investment	(804)	―	(804)	―
Other (loss) income, net	(499)	375	(353)	559
Income from continuing operations before income taxes	3,190	4,587	6,558	8,892

Income tax provision	(1,244)	(1,763)	(2,457)	(3,208)
Income from continuing operations	1,946	2,824	4,101	5,684
Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(344)	(336)	1,261	(9,367)
Income (loss) on sale of discontinued operations, net of taxes	121	―	(933)	―
(Loss) income from discontinued operations	(223)	(336)	328	(9,367)
Net income (loss)	$1,723	$2,488	$4,429	$(3,683)

Basic income (loss) per share:
Continuing operations	$0.11	$0.16	$0.23	$0.33
Discontinued operations	(0.01)	(0.02)	0.02	(0.54)
Net income (loss)	$0.10	$0.14	$0.25	$(0.21)

Diluted income (loss) per share:
Continuing operations	$0.11	$0.16	$0.23	$0.33
Discontinued operations	(0.01)	(0.02)	0.02	(0.54)
Net income (loss)	$0.10	$0.14	$0.25	$(0.21)

Weighted average number of shares outstanding:
Basic	17,519	17,407	17,498	17,395
Diluted	17,632	17,471	17,575	17,428

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2012	September 30, 2011
	(Unaudited)
Assets
Cash and short term investments	$73,588	$38,443
Accounts receivable	4,628	4,385
Inventories	3,665	3,181
Other current assets	3,573	2,410
Current assets of discontinued operations	1,428	5,983
Total current assets	86,882	54,402

Property and equipment, net	13,695	14,586
Long-term investments	28,766	29,754
Other assets	25,060	25,529
Non-current assets of discontinued operations	―	32,511
Total assets	$154,403	$156,782

Liabilities and Stockholders’ Equity
Current liabilities	$4,117	$5,691
Current liabilities of discontinued operations	1,758	3,698
Total current liabilities	5,875	9,389

Other liabilities	2,598	2,643
Non-current liabilities of discontinued operations	―	5,142
Total stockholders’ equity	145,930	139,608
Total liabilities and stockholders’ equity	$154,403	$156,782

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended March 31,
	2012	2011
	(Unaudited)
Operating Activities:
Net income (loss)	$4,429	$(3,683)
(Income) loss from discontinued operations	(1,261)	9,367
Loss on sale of discontinued operations	933	―
Depreciation and amortization	1,480	1,604
Stock-based compensation	1,533	1,913
Net other operating activities	382	(1,666)
Change in operating assets and liabilities:
Accounts receivable	(244)	253
Accounts payable and accrued liabilities	(3,159)	108
Income taxes	2,739	5,984
Deferred revenue	(17)	454
Net change in other operating assets and liabilities	(641)	(195)
Net cash provided by operating activities from continuing operations	6,174	14,139

Investing Activities:
Net purchases of property and equipment	(269)	(1,246)
Payment related to a prior business acquisition	―	(5,650)
Cash received from (transferred to) discontinued operations	27,961	(4,107)
Net other investing activities	2,826	630
Net cash provided by (used in) investing activities from continuing operations	30,518	(10,373)

Financing Activities:
Purchase of common stock to fund employee taxes	(170)	(7)
Net other financing activities	217	342
Net cash provided by financing activities from continuing operations	47	335
Net cash provided by continuing operations	36,739	4,101

Discontinued operations:
Net cash used in operating activities	(1,627)	(2,947)
Net cash provided by (used in) investing activities	29,816	(1,158)
Net cash (used in) provided by financing activities	(27,961)	4,107
Net cash provided by discontinued operations	228	2

Net change in cash and cash equivalents	36,967	4,103
Cash and Cash Equivalents:
Beginning of period	23,217	11,391
End of period	$60,184	$15,494

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012		2011		% Change
Revenue		% of Total		% of Total
Medical Device	$8,753	71.7%	$9,978	74.8%	-12.3%
In Vitro Diagnostics	3,457	28.3	3,356	25.2	3.0
Total revenue	$12,210	100.0%	$13,334	100.0%	-8.4%

	Six Months Ended March 31,
	2012		2011		% Change
Revenue		% of Total		% of Total
Medical Device	$17,620	73.0%	$19,813	76.6%	-11.1%
In Vitro Diagnostics	6,506	27.0	6,043	23.4	7.7
Total revenue	$24,126	100.0%	$25,856	100.0%	-6.7%

		Three Months Ended March 31,		Six Months Ended March 31,
		2012	2011	2012	2011
Operating Income (Loss)
Medical Device		$4,121	$4,684	$8,053	$10,461
In Vitro Diagnostics		1,271	1,182	2,177	1,915
Corporate		(1,703)	(1,654)	(3,319)	(4,043)
Total operating income (loss)		$3,689	$4,212	$6,911	$8,333

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$6,283	$86	(3)	$6,369
Product sales	5,067	(12)	(3)	5,055
Research and development	860			860
Total revenue	12,210	74		12,284

Operating income from continuing operations	$3,689	$78	(4)	$3,767

Income from continuing operations	$1,946	$579	(5)	$2,525

Diluted earnings per share from continuing operations(6)	$0.11			$0.14

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and the impairment loss on investment in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $86 and product sales of $12 associated with the Cypher Products.
(4)	Reflects the revenue adjustments as well as a reduction of product costs of $4 associated with the Cypher Products.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products, the $804 impairment loss on investment and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented. The impairment loss on investment does not generate a tax benefit.
(6)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$7,643	$(1,495)	(3)	$6,148
Product sales	5,128	(51)	(3)	5,077
Research and development	563			563
Total revenue	13,334	(1,546)		11,788

Operating income from continuing operations	$4,212	$(1,539)	(4)	$2,673

Income from continuing operations	$2,824	$(934)	(5)	$1,890

Diluted earnings per share from continuing operations(6)	$0.16			$0.11

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) recognized in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $1,495 and product sales of $51 associated with the Cypher Products.
(4)	Reflects the revenue adjustments as well as a reduction of product costs of $7 associated with the Cypher Products.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$12,893	$(103)	(3)	$12,790
Product sales	9,701	(12)	(3)	9,689
Research and development	1,532			1,532
Total revenue	24,126	(115)		24,011

Operating income from continuing operations	$6,911	$(111)	(4)	$6,800

Income from continuing operations	$4,101	$395	(5)	$4,496

Diluted earnings per share from continuing operations(6)	$0.23			$0.26

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and the impairment loss on investment in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $103 and product sales of $12 associated with the Cypher Products.
(4)	Reflects the revenue adjustments as well as a reduction of product costs of $4 associated with the Cypher Products.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products, the $804 impairment loss on investment and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented. The impairment loss on investment does not generate a tax benefit.
(6)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$15,160	$(3,179)	(3)	$11,981
Product sales	9,577	(542)	(3)	9,035
Research and development	1,119			1,119
Total revenue	25,856	(3,721)		22,135

Operating income from continuing operations	$8,333	$(3,860)	(4)	$4,473

Income from continuing operations	$5,684	$(2,564)	(5)	$3,120

Diluted earnings per share from continuing operations(6)	$0.33			$0.18

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and other specific items recognized in the period in accordance with GAAP.
(3)	Reflects adjustments to royalty revenue of $3,179 and product sales of $542 associated with the Cypher Products.
(4)	Reflects the revenue adjustments as well as a reduction of product costs of $79, reversal of qualified therapeutic grant income of $827 and reversal of restructuring charges of $609.
(5)	Reflects the after tax impact of the adjustments associated with the Cypher Products, other specific items adjustments and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Tim Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer